EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Vianet Technologies, Inc. on Form SB-2 of our report dated March 24, 2000, with respect to the consolidated operations, shareholders' equity and cash flows of Vianet Technologies, Inc. and subsidiaries for the year ended December 31, 1999, appearing in the Prospectus, which is part of the Registration Statement.

                                                /s/ Edward Isaacs & Company, LLP

New York, New York
May 9, 2001